As Filed with the Securities and Exchange
Commission on September 29, 1998.                     Registration No. 333-
=========================================================================
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                  CONAGRA, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                 47-0248710
(State or Other Jurisdiction             (I.R.S. Employer
of Incorporation or Organization)       Identification No.)

                  ConAgra, Inc.
                  One ConAgra Drive
                  Omaha, Nebraska            68102-5001
(Address of Principal Executive Offices)     (Zip Code)

                           --------------------------

                   GOODMARK FOODS INVESTMENT AND SAVINGS PLAN
            GOODMARK FOODS FOLCROFT UNION INVESTMENT AND SAVINGS PLAN
                GOODMARK FOODS UNION INVESTMENT AND SAVINGS PLAN
                            (Full Title of the Plans)
                           --------------------------

                James P. O'Donnell, Executive Vice President and
                             Chief Financial Officer
                                  ConAgra, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                       of Agent for Service: 402-595-4000

                         CALCULATION OF REGISTRATION FEE
=============================================================================================
Title of      Amount to            Proposed maxi-         Proposed maxi-            Amount of
securities    be regis-            mum offering           mum aggregate             registra-
to be         tered(1)             price per              offering price(2)         tion fee
registered                         share(2)
---------------------------------------------------------------------------------------------
Common
Stock         150,000              $28.25                 $4,237,500               $1,250

1 In addition, pursuant to Rule 416(c), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported on the New York Stock Exchange Composite Transactions List on September 23, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the Plans as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                               RECENT DEVELOPMENTS

         On July 31, 1998, ConAgra, Inc. ("ConAgra") acquired GoodMark Foods, Inc. ("GoodMark"). The terms of the GoodMark Foods Investment and Savings Plan, GoodMark Folcroft Union Investment and Savings Plan and GoodMark Foods Union Investment and Savings Plan (collectively the "Plans") will be amended to replace GoodMark with ConAgra as the issuer of the securities held pursuant to the Plans. All other terms of the Plans remain unchanged.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

         ConAgra, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

         (a) Annual Report on Form 10-K for the year ended May 31, 1998 with Items 7 and 8 therein and Schedule II and Exhibit 11 thereto as restated in Current Report on Form 8-K dated September 29, 1998;

         (b) Annual Report on Form 11-K (Commission File No. 0-13944) for the GoodMark Foods Union Investment and Savings Plan, GoodMark Foods Investment and Savings Plan and GoodMark Foods Folcroft Union Investment and Savings Plan (collectively the "Plans"), for the fiscal year ended December 31, 1997.

         (c)      Current Report on Form 8-K filed on September 29, 1998;
                  and

         (d) The description of the Company's common stock contained in Registration Statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


Item 6.           Indemnification of Directors and Officers

         Pursuant to Article V of the Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after September 18, 1986. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General

Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

         The  By-Laws of the  Company  provide  for  indemnification  of Company officers and  directors  against all  expenses,  liability or losses  reasonably incurred or suffered by them to the extent legally permissible under the Delaware General Corporation Law where any such person was, is, or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

         The Company also maintains a director and officer insurance policy which insures the Company, its subsidiaries and their elected officers and directors against damages, judgments, settlements and costs incurred by reason of wrongful acts committed by such persons in their capacities as officers and directors.

Item 8.           Exhibits

         4.1      -   Rights Agreement dated July 12, 1996, incorporated
                      hereby by reference to ConAgra's current report on Form
                      8-K dated July 12, 1996.

         4.2      -   Form of Common Stock Certificate incorporated by
                      reference to Exhibit 4.4 of ConAgra's Registration
                      Statement on Form S-3 (33-63081).

         4.3      -   Certificate of Adjustment dated October 1, 1997 to
                      Rights Agreement, incorporated by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended August 24, 1997.

         4.4      -   Amendment to Rights Agreement dated as of July 10, 1998
                      incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 30, 1998.

         4.5      -   Hutchison and Associates, Inc. Defined Contribution
                      Prototype Plan and Trust Agreement

         4.6      -   GoodMark Foods Investment and Savings Plan

         4.7      -   GoodMark Foods Folcroft Union Investment and Savings
                      Plan

         4.8      -   GoodMark Foods Union Investment and Savings Plan

         23.1     -   Consent of Deloitte & Touche

         23.2     -   Consent of Deloitte & Touche

         24       -   Powers of Attorney for Directors of the Company.

The undersigned registrant hereby undertakes to submit or cause to be submitted, if not previously submitted, the GoodMark Foods Investment and Savings Plan, the GoodMark Foods Folcroft Union Investment and Savings Plan, and the GoodMark Foods Union Investment and Savings Plan, and any amendments thereto, to the Internal Revenue Service in a timely manner and to make all changes required by the IRS in order to qualify such plans under the Internal Revenue Code.


Item 9.           Undertakings

        A.      The undersigned Registrant hereby undertakes:

                (1)      To file, during any period in which offers or sales are
                         being  made,   a   post-effective   amendment  to  this
                         Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii)     To  include  any  material   information  with
                                  respect  to  the  plan  of  distribution   not
                                  previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered thereon, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 29th day of September, 1998.

                                                 CONAGRA, INC.

                                                 /s/ Bruce C. Rohde
                                                 Bruce C. Rohde
                                                 President and Chief Executive
                                                 Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 29th day of September, 1998 by the following persons in the capacities indicated.

        Signature                                        Title

 /s/ Bruce C. Rohde                           President, Chief Executive
Bruce C. Rohde                                Officer and Director

 /s/ James P. O'Donnell                       Executive Vice President and
James P. O'Donnell                            Chief Financial Officer
                                              (Principal Financial Officer)

 /s/ Kenneth W. DiFonzo                       Senior Vice President,
Kenneth W. DiFonzo                            Controller
                                              (Principal Accounting Officer)

Philip B. Fletcher*                           Director
C. M. Harper*                                 Director
Robert A. Krane*                              Director
Mogens Bay*                                   Director
Carl E. Reichardt*                            Director
Ronald W. Roskens*                            Director
Marjorie M. Scardino*                         Director
Walter Scott, Jr.*                            Director
Kenneth E. Stinson*                           Director
Jane J. Thompson*                             Director
Thomas R. Williams*                           Director
Clayton K. Yeutter*                           Director

* This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                                 /s/ Bruce C. Rohde
                                                Bruce C. Rohde
                                                Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 24th day of September, 1998.

                                    GOODMARK FOODS INVESTMENT AND SAVINGS PLAN


                                    By:   /s/ Clinton H. Neal, Jr.
                                       Clinton H. Neal, Jr.
                                       Chairman, Administrative Committee


                                    GOODMARK FOODS UNION INVESTMENT AND
                                    SAVINGS PLAN

                                    By   /s/ Clinton H. Neal, Jr.
                                       Clinton H. Neal, Jr.
                                       Chairman, Administrative Committee


                                    GOODMARK FOODS FOLCROFT UNION INVESTMENT
                                    AND SAVINGS PLAN

                                    By:   /s/ Clinton H. Neal, Jr.
                                       Clinton H. Neal, Jr.
                                       Chairman, Administrative Committee

                                Index to Exhibits


Exhibit No.                                Exhibit                         Page

        4.1     -  Rights Agreement dated July 12, 1996, incorporated
                   hereby by reference to ConAgra's current report on Form 8-K dated July 12, 1996.

        4.2     -  Form of Common Stock Certificate incorporated by
                   reference to Exhibit 4.4 of ConAgra's Registration Statement on Form S-3 (33-63081).

        4.3     -  Certificate of Adjustment dated October 1, 1997 to
                   Rights Agreement, incorporated by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended August 24, 1997.

        4.4     -  Amendment to Rights Agreement dated as of July 10,
                   1998 incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 30, 1998.

        4.5     -  Hutchison and Associates, Inc. Defined Contribution
                   Prototype Plan and Trust Agreement.......................

        4.6     -  GoodMark Foods Investment and Savings Plan...............

        4.7     -  GoodMark Foods Folcroft Union Investment and
                   Savings Plan.............................................

        4.8     -  GoodMark Foods Union Investment and Savings Plan.........

        23.1    -  Consent of Deloitte & Touche.............................

        23.2    -  Consent of Deloitte & Touche.............................

        24      -  Powers of Attorney for Directors of the Company..........